EXHIBIT A

ESCROW LETTER

July 22, 2024

Pacific Stock Transfer

Via Email

Ladies and Gentlemen:

This letter (“Escrow Letter”) is written in my capacity as the President and Chief Executive Officer of Spectral Capital Corporation, a Nevada corporation (the “Company”). The purpose of the letter is to instruct you with respect to the escrow of 45,000,000 shares of the Company’s common stock issued to Sean Brehm (the “Escrow Shares”) pursuant to a Share Exchange Agreement and related subscription agreement between the Company and Sean Brehm and Node Nexus Network Co LLC (the “Exchange Agreement”) and release such Escrow Shares as set forth below only upon the written authorization from the undersigned.

Please release the Escrow Shares upon receipt of a written certification from the undersigned that the Company has received (i) the Pre-Closing Items required under the Exchange Agreement and (ii) $1,000,000 in required subscription funds (“Release Documentation”). In the event that you do not receive the Release Documentation on or before August 31, 2024 or an extension issued by the undersigned, you are hereby directed to cancel the Escrow Shares and return such shares to the Company’s treasury.

The parties signing below agree to the terms of this Escrow Letter and specifically indemnify and hold harmless Pacific Stock Transfer and its officers, directors, advisors, employees, consultants and assigns thereto for any actions undertaken pursuant to this letter.

Sincerely,

SPECTRAL CAPITAL CORPORATION

By:		(Signature)
Printed Name: Jenifer Lyn Osterwalder
Title: Chief Executive Officer & President